EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 1, 1996, and to the reference to our Firm included under the caption "Experts" of this registration statement No. 333-03864 and Prospectus.

ARTHUR ANDERSEN & CO. KFT.

Budapest, Hungary,
  May 29, 1996.